POWER OF ATTORNEY

Know all men by these presents, that the undersigned hereby

constitutes and appoints Olivia Bloom and William Stempel,

and each of them, his true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the

undersigned's capacity as a director of Geron Corporation (the "Company"),

Form 3s, Form 4s, and Form 5s in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"),

and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3s, Form 4s, or Form 5s and timely file such form with the United States Securities and Exchange Commission and

any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of, or legally required by,

the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this

Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3s, Form 4s, and

Form 5s with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of August 2002.

/s/ David J. Earp

Signature

David J. Earp

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